                            SCHEDULE 14A INFORMATION
        Proxy (Consent Solicitation) Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                              (Amendment No. _____)


Filed by the Registrant  [  ]

Filed by a Party other than the Registrant  [X]

Check the appropriate box:

         [X] Preliminary Proxy Statement (Consent Solicitation Statement)
         [ ] Confidential, for Use of the Commission Only (as permitted by Rule
             14a-6(e)(2))
         [ ] Definitive Proxy Statement
         [ ] Definitive Additional Materials
         [ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          Data Systems & Software Inc.
                          ----------------------------
                (Name of Registrant as Specified In Its Charter)

                      Cummer/Moyers Capital Advisors, Inc.
                      ------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)      Title of each class of securities to which transaction applies:

        (2)      Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)      Proposed maximum aggregate value of transaction:

        (5)      Total fee paid:

[  ]    Fee paid previously with preliminary materials.

[  ]    Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                            THE COMMITTEE TO ENHANCE
                          DATA SYSTEMS & SOFTWARE INC.
                                STOCKHOLDER VALUE
                              C/O: DWAYNE A. MOYERS
                                3417 HULEN STREET
                              FORT WORTH, TX 76107
                                 (800) 275-5404
                               Fax (817) 763-5559

January 7, 1998


Dear Fellow Data Systems & Software Inc. Stockholder:

         We are soliciting your assistance in helping us increase the value of our mutual investment in Data Systems & Software Inc. (the "Company"). As a fellow stockholder, we need not remind you of the disappointing returns the Company's stock has produced for us during the past two years. As you know, the Company has not posted a quarterly profit since the second quarter of 1996. These disappointing operating results and the resulting poor stock price performance have led us to form a stockholders' committee - The Committee to Enhance Data Systems & Software Inc. Stockholder Value - in an effort to revitalize our Company.

         As a committee, we are one of the largest single stockholders of the Company controlling 413,200 shares, representing 5.61% of the Company. We are very concerned, and we need your help. We believe that the current Board of Directors and George Morgenstern, the Company's CEO, are to blame for the poor performance. Under their watch:

         - The Company has lost over $5,600,000 during the last nine months as reported in their recent quarterly report for the period ending September 30, 1997;

         - The Company's stock price has declined by over 56% since September 1995;

         - The value of the Company's most significant asset - a 24% interest in Tower Semiconductor Corp., Ltd. - has declined in value by approximately $75,000,000 since September 1995; and

         - The stockholders have suffered significantly since the stock price has FALLEN 56% from approximately $11 1/2 to $5 1/16 in the last 2 1/2 years while the market for computer-related companies, as reflected by the Nasdaq Computer Index, has RALLIED 77% during that same period.

         Despite this poor performance, during the past three years the current Board of Directors, under the leadership of the Company's Chairman and CEO, George Morgenstern has:

         - Raised Mr. Morgenstern's annual base compensation from $300,000 per year to its current level of $420,000 per year;

         - Awarded Mr. Morgenstern stock options, restricted stock, and other compensation having a value of over $1.75 million;

         - Granted Mr. Morgenstern a personal $550,000 loan from our Company's funds;

         - Paid Ehrenreich & Krause, the firm in which Sheldon Krause is a partner, $1,500,000 (Sheldon Krause is the Secretary of the Company and a son-in-law of George Morgenstern);

         - Attempted to entrench themselves by amending the By-laws of the Company and severely restricting the rights of the stockholders; and

         - Adopted a "poison pill" Rights Agreement which makes it difficult for the Company to be bought out.

         Because of the past actions of the Board of Directors we are soliciting your consent to remove the current directors and replace them with a slate of nominees who are aligned with the interests of all of the stockholders. By giving your consent, you will be installing new directors to the board who will be focused on increasing value for all stockholders.

         The Company has several subsidiaries and divisions: a semiconductor foundry, a defense systems contractor, a venture capital fund management company, a subsidiary providing support to the help desk segment of the software services market, a company selling baseball CD's (digital baseball cards), a consulting group, and a value added re-seller of computer equipment among others. The Committee believes that the various businesses which comprise the Company lack a strategic fit. In our opinion these businesses neither compliment each other nor create an ultimate benefit to the value of the Company and our mutual investment. We believe that several of the Company's businesses or assets would have more value on a stand-alone basis or if merged into a strategic partner.

         If installed, the Committee's nominees intend to hire a nationally recognized investment banking firm to provide advice and assistance in restructuring the Company in a manner aimed at improving value for all stockholders. We expect that such a restructuring may include the sale, divestiture, spin-off, merger, repositioning or other reorganization of one or more of the Company's businesses or assets.

         In order to implement our goal of increasing value for all stockholders, we need your support. With this letter, the enclosed Consent Solicitation Statement, and the enclosed BLUE Consent Card; we are asking you to approve the following proposals:

         1. Remove the current Board of Directors which has, in the Committee's opinion, been responsible for the poor performance of our investment;

         2.   Fill the vacant directorships with the Committee's five nominees;

         3. Add a provision to the Company's By-laws which would prohibit the current, or any future board, from restricting certain stockholder rights;

         4. Repeal any changes made to the Company's By-laws by the current Board of Directors, subsequent to the record date of this solicitation;

         5. Amend the By-laws to allow stockholders holding 25% or more of the Company's common stock to call a special meeting;

         6. Repeal certain By-laws which are restrictive to basic stockholders rights; and

         7.   Terminate or modify the Company's "poison pill" Rights Agreement.

         The enclosed Consent Solicitation Statement will provide you with the details of the Committee's agenda and proposals. After you review it, the Committee recommends that you consent to each of the proposals. Your consent is important no matter how many or how few shares you own. Please sign and date the enclosed BLUE Consent Card and return it in the enclosed postage paid envelope promptly. Failure to do so will have the same effect as voting against the proposals.

         If you have any questions regarding this matter please contact:

                            The Committee to Enhance
                           Data System & Software Inc.
                                Stockholder Value
                              C/O: Dwayne A. Moyers
                                 (800) 275-5404
                               Fax: (817) 763-5559

                        CONSENT SOLICITATION STATEMENT OF
             THE COMMITTEE TO ENHANCE DATA SYSTEMS & SOFTWARE INC.
                                STOCKHOLDER VALUE

This Consent Solicitation Statement, the accompanying letter and the enclosed form of written consent are being furnished by and on behalf of the Committee to Enhance Data Systems & Software Inc. Stockholder Value (the "Committee") on or about January 7, 1998, in connection with the solicitation by the Committee from the holders of shares of common stock, par value $.01 per share (the "Common Stock") of Data Systems & Software Inc., a Delaware corporation ("DSSI" or the "Company"), of written consents to take the following actions (the "Proposals") without a stockholders' meeting, as permitted by Delaware law:

(1) Remove all current members of the Board of Directors, such members being, at the present time, George Morgenstern, Sheldon Krause, Harvey Eisenberger, Robert Kuhn, Samuel Fogel, Maxwell Raab and Allen Schiff, and any person or persons (other than the persons elected pursuant to this consent) elected or appointed to the Board of Directors of the Company prior to the effective date of this stockholder action in addition to or in lieu of any of such individuals to fill any newly-created directorship(s) or vacancy(ies) on the Board of Directors of the Company, or otherwise, other than the Committee's nominees;

(2) Elect the five nominees listed under "Committee's Nominees" on Appendix C hereto as directors of the Company to fill vacated directorships on the Board of Directors and to serve until their respective successors are duly elected and qualified;

(3) Add a provision to the By-laws which would prohibit the Board of Directors from amending the By-laws relating to certain stockholders' rights.

(4) Repeal any changes made to the By-laws subsequent to the Record Date herein;

(5) Amend Article II, Section 2 of the By-laws of the Company to allow stockholders to call a special meeting by deleting it in its entirety and substituting therefor the following: "Special Meetings. Special meetings of the stockholders may be called at any time by the Board of Directors or the President of the Corporation or by written consent of a stockholder or stockholders holding of record at least twenty-five percent (25%) of the shares of Common Stock of the Corporation issued and outstanding, such special meeting to be held at such place (within or without the State of Delaware), date and hour as shall be designated in the notice or waiver of notice thereof." (see Appendix E for a description of Article II, Section 2).

(6) Repeal Article II, Sections 6 and 7 of the By-Laws, which two sections were added to the By-laws of the Company by a Board of Directors amendment in December 1994 and which two sections substantially limit and impair the stockholders' ability to exercise many of the rights which they had previous to the enactment by the Board of such sections and which they would normally have pursuant to the Delaware General Corporation Law ("DGCL") in connection with their holdings of stock in the Company, and provide for more lenient and traditional nominating procedures in compliance with the DGCL. (see Appendix E for a description of Article II, Sections 6 and 7).

(7) Terminate the "poison pill" Rights Agreement, through which the Board of Directors has entrenched itself in control of the Company, but only to the extent that such termination will not result in the exercisability of any rights under that agreement and/or will not have a negative economic effect on the Company, or, in the alternative, increase the triggering point to a twenty-five percent (25%) transfer of the Common Stock of the Company. (see Appendix D for a description of the "poison pill" Rights Agreement).

                                    IMPORTANT

         Stockholders of DSSI are being asked to express their consent to the Proposals by MARKING, SIGNING, DATING the enclosed BLUE Consent Card and returning it in the postage paid envelope in accordance with the instructions set forth below. If you hold your DSSI shares in the name of a brokerage firm, then, in addition to completing the BLUE Consent Card, you should contact the party at the brokerage firm responsible for your account to make sure that a Consent Card is executed for your Common Stock on the BLUE Consent Card.

         All percentages shown herein assume that the number of shares outstanding on January 7, 1998 (the "Record Date") is 7,369,178 shares of Common Stock based on the Company's most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

         THE COMMITTEE RECOMMENDS THAT YOU CONSENT TO EACH OF THE PROPOSALS. YOUR CONSENT IS IMPORTANT. PLEASE MARK, SIGN AND DATE THE ENCLOSED BLUE CONSENT CARD AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE PROMPTLY. FAILURE TO RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSALS.

         IF THE STOCKHOLDER WHO HAS EXECUTED AND RETURNED THE CONSENT CARD HAS FAILED TO CHECK A BOX MARKED "CONSENT", "CONSENT WITHHELD" OR "ABSTAIN" FOR ONE OR MORE OF THE PROPOSALS, SUCH STOCKHOLDER WILL BE DEEMED TO HAVE CONSENTED TO SUCH PROPOSAL OR PROPOSALS.



         If you have any questions about executing your consent or require assistance, please contact:

                            THE COMMITTEE TO ENHANCE
                           DATA SYSTEM & SOFTWARE INC.
                                STOCKHOLDER VALUE
                               C/O: Dwayne Moyers
                                3417 Hulen Street
                              Fort Worth, TX 76107

                                 1-800-275-5404
                                Fax: 817-763-5559

                          SUMMARY OF CONSENT PROCEDURE

         The Committee believes that the Proposals will become effective on the date when the written consent of holders of a majority of the shares of the Company's Common Stock outstanding on the Record Date is delivered to the Company, so long as such consent is obtained within sixty days after the Record Date. The Committee established the record date as January 7, 1998 by delivering to the Company, on that day, an executed form of consent. In order to facilitate prompt adoption of the Proposals, the Committee requests that you mail your consent by February 20, 1998.

         A consent executed by a stockholder may be revoked in writing at any time prior to the time that the action authorized by the executed consent is taken. The Committee intends to deliver executed consents to the Company once the Committee has obtained valid and unrevoked consents representing a majority of the issued and outstanding shares of Common Stock of the Company as of the Record Date. Since the Committee cannot predict the date on which it will receive a majority of the consents, the period within which a consent may be revoked is uncertain.

     THE COMMITTEE RECOMMENDS THAT YOU CONSENT TO EACH OF THE PROPOSALS. YOUR CONSENT IS IMPORTANT. PLEASE MARK, SIGN AND DATE THE ENCLOSED BLUE CONSENT CARD AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE PROMPTLY. FAILURE TO RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSALS.

         If your shares are held in your name, please mark, sign, and date the enclosed BLUE Consent Card and return it in the postage-paid envelope provided. If your shares are held in the name of a brokerage firm, bank nominee or other institution, you should receive a BLUE Consent Card and envelope which should be used to give your instructions to the person responsible for your account. Only that institution can execute a BLUE Consent Card with respect to your shares and only upon receipt of specific instructions from you. The Committee urges you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to the Committee at the address set forth below so that the Committee will be aware of all instructions given and can attempt to ensure that such instructions are followed.


                            THE COMMITTEE TO ENHANCE
                           DATA SYSTEM & SOFTWARE INC.
                                STOCKHOLDER VALUE
                               C/O: Dwayne Moyers
                                3417 Hulen Street
                              Fort Worth, TX 76107

                                 1-800-275-5404
                                Fax: 817-763-5559

                           THE COMMITTEE AND NOMINEES

         The Committee is presently composed of its founding members, Cummer/Moyers Holdings, Inc.; Cummer/Moyers Capital Advisors, Inc.; Cummer/Moyers Capital Partners, Inc.; Dwayne A. Moyers; and Jeffrey A. Cummer. The Committee is deemed to be the beneficial owner of 413,200 shares or 5.61% of the Common Stock of the Company and believes that, when acting as a group, is one of the largest single stockholders of the Company.

         The Committee was formed on January 3, 1998 in response to its members' concern over the poor financial performance of the Company's operations and the poor performance of the Company's stock price. The Committee has nominated the following individuals to serve as directors of the Company:

                                Dwayne A. Moyers
                                Jeffrey A Cummer
                                William Nelson II
                                Alan M. Steinmetz
                                Kyle G. Kennedy

         Mr. Dwayne A. Moyers and Mr. Jeffrey A. Cummer are executive officers and directors of Cummer/Moyers Holdings, Inc. and its subsidiaries, Cummer/Moyers Capital Advisors, Inc., Cummer/Moyers Capital Partners, Inc. and Cummer/Moyers Securities, Inc. (collectively "CMH") Both are also principal stockholders of CMH. CMH, through its subsidiaries, is an investment management and securities brokerage firm registered with the National Association of Securities Dealers and the Securities and Exchange Commission. CMH manages approximately $150 million of individual client assets.

         William Nelson II is semi-retired from a career in the securities industry spanning fifty years and is now a private investor living in Nashville, Tennessee.

         Alan M. Steinmetz is an independent real estate and securities attorney practicing law in New York, New York and holds no shares in the Company. Mr. Steinmetz is acting as legal advisor to the Committee and will receive a "success fee" if the Committee is successful in replacing the current Board of Directors of the Company.

         Kyle G. Kennedy is the president of Kennedy & Associates, a sales and marketing firm representing manufacturers of various consumer products.

         In the event that the Committee is successful in replacing the Board of Directors with its Nominees, the Nominees will, shortly following their election, adopt a non-qualified stock option plan (the "Stock Plan") covering up to ten percent (10%) of the then issued and outstanding shares of the Company's Common Stock for issuance to the Nominees and executive officers of the Company upon exercise of options granted to such Nominees and executive officers of the Company under the Stock Plan. The exercise price of any shares of Company Common Stock subject to options granted under the Stock Plan will be the fair market value thereof on the Record Date herein. The purpose of the Stock Plan is to provide Nominees with an incentive to serve on the Board of Directors of the Company and to motivate such Nominees and executive officers of the Company to exert their best efforts toward enhancing stockholder value.

         For more information related to the Committee and its Nominees see Appendix A and Appendix C attached hereto.

                     BACKGROUND OF THE CONSENT SOLICITATION

         The Committee is soliciting consents to the Proposals due to the Committee's concerns relating to: (i) the poor financial performance of the Company's operations; (ii) the poor performance of the Company's Common Stock price during the last two years; (iii) the extreme deterioration in the market value of the Company's principal asset - its 24% ownership interest in Tower Semi Conductor Corp., Ltd. - during the last two years; (iv) the high level of cash and non-cash compensation paid to the Company's Chairman of the Board of Directors and CEO, George Morgenstern, despite the deteriorating operating performance of the Company during the last 9 months and declining stock price of the Company during the last two years; (v) Mr. Morgenstern's hand-picked Board of Directors and (a) its excessive generosity in granting him compensation increases despite the continual poor financial performance of the Company and the decline of its Common Stock price, (b) the actions taken by the Board of Directors to reduce and eliminate basic stockholder rights and (c) the entrenchment measures adopted by Mr. Morgenstern and his Board of Directors;
(vi) the nepotistic relationship between Mr. Morgenstern and the Company's "outside" legal counsel and the resulting costs to the Company; and (vii) the lack of strategic fit and synergy between the Company's mix of businesses.

         The Committee's Nominees, if elected, intend to pursue a goal of maximizing stockholder value over the next 24-36 months.

POOR FINANCIAL AND STOCK PRICE PERFORMANCE.

         The Committee has been very disappointed with the Company's financial operating results over the last 6 quarters and the poor market performance of the Company's stock price during the last two years.

     As reported in the Company's most recent Quarterly Report on Form 10-Q, the Company lost $5,679,000, or $0.77 per share, for the nine months ended September 30, 1997.

         Since September 13, 1995, the Company's Common Stock price has DECLINED by approximately 56%, while the stock of similar companies, as measured by the NASDAQ Computer Stock Index, has APPRECIATED approximately 63% during that same period of time. The following chart compares the current value of a $1 investment in the Company's Common Stock to that in the NASDAQ Computer Stock Index on September 13, 1995.

            $1.00 INVESTED IN THE NASDAQ COMPUTER INDEX COMPARED TO
      $1.00 INVESTED IN DATA SYSTEMS & SOFTWARE INC. ON SEPTEMBER 13, 1995


                               [GRAPHIC TO COME]

         AS ONE OF THE LARGEST STOCKHOLDERS OF THE COMPANY, THE COMMITTEE IS OBVIOUSLY CONCERNED ABOUT THE SIGNIFICANT LOSS IN MARKET VALUE THAT HAS BEEN SUFFERED BY ALL COMPANY STOCKHOLDERS. THE COMMITTEE'S INTERESTS AS STOCKHOLDERS ARE ALIGNED WITH YOURS AND WE HAVE EVERY INCENTIVE TO INCREASE STOCKHOLDER VALUE.

DETERIORATION OF VALUABLE CORPORATE ASSETS.

         The Company's principal asset is its 24% interest in Tower Semiconductor Corp., Ltd. ("Tower"), a semiconductor manufacturing company located in Israel and doing business in various countries around the world. The stock price of Tower has declined from over $35 per share since September 1995 to its current price of $11, representing a decline of approximately 68%. This severe decline in the market price of Tower common stock has caused the market value of the Company's holdings in Tower to decline from approximately $110,000,000 to its current market value of approximately $35,000,000. DSSI's stockholders have suffered as THE MARKET VALUE OF THE COMPANY'S MOST SIGNIFICANT ASSET HAS DECLINED BY APPROXIMATELY $75,000,000 SINCE SEPTEMBER 13, 1995.

         ACCORDING TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 1996, THE COMPANY CLAIMS TO EXERCISE "CONTROL" OVER TOWER. IN FACT, THE COMPANY'S CHAIRMAN AND CEO, GEORGE MORGENSTERN, SERVES AS CO-CHAIRMAN OF TOWER. THE COMMITTEE BELIEVES THAT THE BOARD OF DIRECTORS OF THE COMPANY HAS NOT BEEN EFFECTIVE IN MAXIMIZING THE VALUE OF TOWER FOR THE BENEFIT OF STOCKHOLDERS. IF ELECTED, THE COMMITTEE'S NOMINEES INTEND TO HIRE ONE OR MORE NATIONALLY RECOGNIZED INVESTMENT BANKING FIRMS TO PROVIDE ADVICE AND/OR RECOMMENDATIONS RELATED TO MAXIMIZING THE VALUE OF THIS ASSET. IT IS EXPECTED THAT SUCH RECOMMENDATIONS MAY INCLUDE THE SALE, DIVESTITURE, MERGER, REPOSITIONING, REORGANIZATION OR SPIN-OFF OF TOWER OR THE COMPANY'S HOLDINGS IN TOWER.

The following graph illustrates the decline in the market value of the Company's share of Tower:

 MARKET VALUE OF THE COMPANY'S SHAREHOLDINGS IN TOWER SEMICONDUCTOR CORP., LTD.



                               [GRAPHIC TO COME]


EXCESSIVE COMPENSATION.

         According to the Company's Proxy Statement dated July 25, 1997, the Company's President and Chief Executive Officer, Mr. George Morgenstern, has received base annual compensation in the amounts of $300,000; $300,000 and $300,000 for the years ending 1994, 1995 and 1996, respectively, as well as additional annual compensation of $85,000; $82,800; and $85,000 for the same years. During this same period, Mr. Morgenstern also received compensation in the form of restricted stock grants and incentive stock options which the Committee believes were worth over $2,400,000.

         The following chart details Mr. Morgenstern's compensation over the past four years:

                       1994                 1995                  1996                  1997
Cash                   $300,000             $300,000              $300,000              $420,000
Stock Options          $1,035,000(1)        $350,000 (2)          $559,000 (3)          Not Disclosed (4)
Restricted Stock                                                  $600,000              Not Disclosed (4)
Other                  $85,000              $82,800               $85,000               $105,000 (5)
TOTAL                  $1,420,000           $732,800              $1,544,000            NOT AVAILABLE

(1) The fair market value of 200,000 options issued at the market utilizing the Black-Scholes option pricing model assuming a risk free rate of 7.4%, 59% volatility, and 10 years to expiration.

(2) The fair market value of 97,500 options issued at the market utilizing the Black-Scholes option pricing model assuming a risk free rate of 6.7%, and 59% volatility.

(3) The fair market value of 150,000 options issued at the market utilizing the Black-Scholes option pricing model assuming a risk free rate of 6.3%, and 59% volatility.

(4) The Company has not yet disclosed the compensation relating to stock options or restricted stock in 1997.

(5) Estimated by the Committee to be 25% of cash compensation as generally discussed in the Company's 1997 Proxy Statement.

         In January 1997 the Board of Directors awarded Mr. Morgenstern a 40% increase in his annual base compensation from $300,000 to $420,000. The Committee finds the increase in Mr. Morgenstern's compensation disturbing because it was granted, in the Committee's opinion, at a time when the operating results of the Company did not justify a compensation increase for Mr. Morgenstern and while the stockholders were suffering due to the decline in the market value of the Company's Common Stock during the prior two years. In 1996, the Company approved a loan of up to $550,000, bearing interest at an annual rate of 7%, to Mr. Morgenstern. The Committee is disturbed that the Board of Directors would allocate such a significant amount of the Company's capital for Mr. Morgenstern's personal use at a time when the stockholders were forced to watch the market value of their investment decline. The Committee is disturbed that the Board of Directors has not established a compensation committee, and the Committee believes that the lack of an independent compensation committee illustrates the current Board of Directors disinterest in aligning themselves with the stockholders. An example of this possible disinterest is Mr. Morgenstern's employment agreement which generally states that Mr. Morgenstern has the right to terminate his employment with the Company. Upon termination of his employment contract, Mr. Morgenstern triggers a provision allowing for the payment of 50% of his salary, presently $420,000 per year, for "consulting services" for a period of four years and 25% of his salary for another three years from the termination date, subject to cost of living adjustments. Also, during this consulting period, Mr. Morgenstern is to receive the same fringe benefits he was to receive during the time of his employment, presently a contribution of 25% of his salary to a non-qualified retirement fund, the use of 2 company automobiles, and premium payments to both a $500,000 whole life and a $1,100,000 term life insurance policy of which his spouse or his estate, among others, may be beneficiaries. As a further example of his entrenchment the employment agreement with Mr. Morgenstern states generally: In the event Mr. Morgenstern elects to terminate his agreement and there has been a change in control of the company, Mr. Morgenstern is to receive 100% of his salary until December 31, 2001 and thereafter receive the above mentioned payment for consulting services for the remainder of the consulting period. (see the Company's 1996 Annual Report on Form 10-K-A for more details).

MORGENSTERN'S BOARD OF DIRECTORS AND THE ENTRENCHMENT BY MANAGEMENT.

         The Committee believes the current Board of Directors consists of members selected and installed by, and beholden to Mr. Morgenstern. The Committee believes as a result, the actions of the Board are not independent, are not necessarily in the best interests of the Company and do not necessarily represent the goals of the stockholders. In fact, the Committee believes some of the actions of the Board seem to represent the goals and interests of the Board itself and could indicate a potential violation of fiduciary duty to the stockholders. The Committee believes several actions passed by the Board during the past several years have had as a principal result a diminishing effect in the rights of the stockholders. The Committee believes these actions have significantly reduced the ability of the stockholders to exercise the rights which the stockholders previously held under and pursuant to the By-laws of the Company and which stockholders generally have pursuant to the Delaware General Corporate Law.

         In December 1994 the Board approved and enacted several amendments to the By-laws of the Company which significantly limited the ability of the stockholders to exercise their rights in connection with Company business. These amendments (i) eliminated the right of stockholders to call a special meeting of stockholders pursuant to Article II, Section 2 of the By-laws; and (ii) added Sections 6 and 7 to Article II of the By-laws, two sections which substantially curtail the stockholders' ability to nominate and install directors to the Board and to bring business before an annual or special stockholders' meeting. The Committee believes, as a result, the stockholders were effectively stripped of the ability to have immediate input into the transaction of business by the Company since they are unable, in accordance with the By-laws, to conduct a special meeting and because of the oppressive restrictions present in Article II, Sections 6 and 7. The Committee believes the further effects of the Sections 6 and 7 are to (a) entrench the present Board of Directors and to provide for Mr. Morgenstern's maintaining the power to control the directorships and the Board, (b) to provide for the Board's maintaining of complete and unchallenged authority and power to operate the Company without input from and accountability to the stockholders, and (c) the placement of the stockholders into a subservient, uninvolved and essentially powerless position. (see Appendix E for a detailed description of Article II, sections 6 and 7)

         In March 1996 the Board of Directors created a "poison pill" which would render unfeasible and economically impossible any effort to obtain control of the Company through the purchase of a controlling interest of the shares of the Common Stock. The triggering event for the poison pill is the acquisition or transfer to an acquiring entity shares representing 15% of the then outstanding shares of Common Stock of the Company. The Committee believes the purpose of this agreement was clearly to entrench the present controlling interests of the Company by preventing any other party from making any attempts to acquire and/or assert any control over the Company and to render impossible the attempts to wrest the power and authority over the operations of the Company from the existing Board of Directors. The Committee believes a further result of this agreement is to eliminate the need for accountability by the existing Board of Directors to the stockholders.

NEPOTISM.

         Sheldon Krause, the Company's chief legal counsel and a member of the Board of Directors, is the son-in-law of Mr. Morgenstern. The amount of total compensation paid to Mr. Krause's firm has been $715,000; $535,000; and $450,000 for the years ending December 31, 1994, 1995, and 1996, respectively. The Committee's Nominees, if elected, intend to evaluate the services performed by Mr. Krause to ensure that the amounts paid for such services were consistent with industry standards.

LACK OF STRATEGIC OR SYNERGISTIC MIX OF BUSINESSES.

         The Company has several subsidiaries and divisions: a semiconductor foundry, a defense systems contractor, a venture capital fund management company, a subsidiary providing support to the help desk segment of the software services market, a company selling baseball CD's (digital baseball cards), a consulting group, and a value added re-seller of computer equipment among others. The Committee believes the various businesses which are part of and comprise the Company lack a strategic fit and synergy. As a result, these businesses do not complement each other and do not create an ultimate benefit to the value of the Company and, ultimately, to the stock price. The Committee believes that several of the businesses would have an enhanced value on a stand-alone basis and that the marketplace will value these businesses at a higher and better level if they are operated as stand-alone "pure-plays", rather than as part of a "conglomerate." The Committee believes further that evaluations of the various businesses by independent auditors and financial advisors will establish realistic values for each and would result in the ability of the Company to establish a strategy by which it would be able to maximize asset value for the Company. IF ELECTED, THE COMMITTEE'S NOMINEES INTEND TO HIRE ONE OR MORE NATIONALLY RECOGNIZED INVESTMENT BANKING FIRMS TO EVALUATE EACH BUSINESS OF THE COMPANY WITH A VIEW TOWARD RESTRUCTURING THE COMPANY IN A MANNER AIMED AT IMPROVING STOCKHOLDER VALUE. IT IS EXPECTED THAT SUCH RESTRUCTURING MAY INCLUDE THE SALE, DIVESTITURE, SPIN-OFF, MERGER, REPOSITIONING OR OTHER REORGANIZATION OF ONE OR MORE OF THE COMPANY'S BUSINESSES OR ASSETS.

                      REASONS FOR THE CONSENT SOLICITATION

         The Committee is soliciting consents to the Proposals due to the Committee's concerns relating to: (i) the poor financial performance of the Company's operations; (ii) the poor performance of the Company's Common Stock price; (iii) the extreme deterioration in the market value of the Company's principal asset - its 24% ownership interest in Tower Semiconductor Corp., Ltd.;
(iv) the high level of cash and non-cash compensation paid to the Company's Chairman of the Board and CEO, George Morgenstern, despite the deteriorating operating performance and the declining stock price of the Company; (v) Mr. Morgenstern's hand-picked Board of Directors and (a) its excessive generosity in granting him compensation increases despite the continual poor financial performance and declining stock price of the Company, (b) the actions taken by the Board of Directors to reduce and eliminate basic stockholder rights and c) the entrenchment measures adopted by Mr. Morgenstern and his Board of Directors;
(vi) the nepotistic relationship between Mr. Morgenstern and the Company's "outside" legal counsel and the resulting costs to the Company; and (vii) the lack of strategic fit and synergy between the Company's mix of businesses.

         The Committee believes that the stockholders should adopt the Proposals as soon as possible in order to replace the Board with a slate of nominees who are committed to returning the Company to profitability and maximizing stockholder value. The Committee believes the track record of the present management and Board of Directors speaks for itself against the continuation of those directors on the Company's Board.

         The Committee's goal is to restore the Company's ability to respond effectively to the challenges it faces by forming a new Board of Directors, endorsed by the stockholders, which combines independence, integrity and experienced judgment with a true commitment to the Company and its stockholders. IF ELECTED, THE COMMITTEE'S NOMINEES INTEND TO HIRE ONE OR MORE NATIONALLY RECOGNIZED INVESTMENT BANKING FIRMS TO EVALUATE EACH BUSINESS OF THE COMPANY WITH A VIEW TOWARD RESTRUCTURING THE COMPANY IN A MANNER AIMED AT IMPROVING STOCKHOLDER VALUE. IT IS EXPECTED THAT SUCH RESTRUCTURING MAY INCLUDE THE SALE, DIVESTITURE, SPIN-OFF, MERGER, REPOSITIONING OR OTHER REORGANIZATION OF ONE OR MORE OF THE COMPANY'S BUSINESSES OR ASSETS.

                                    PROPOSALS

         This Consent Solicitation Statement and the accompanying form of written consent are first being furnished by the Committee on or about January 7, 1998, in connection with the solicitation by the Committee from the holders of shares of Common Stock of the Company of written consents to take the following actions without a stockholders meeting, as permitted by Delaware law:

         (1) Remove the existing directors of the Board of Directors (the "Morgenstern Directors"):

                  "RESOLVED, that each member of the Board of Directors of the Company, such members being, at the present time, George Morgenstern, Sheldon Krause, Harvey Eisenberger, Robert Kuhn, Samuel Fogel, Maxwell Raab and Allen Schiff, and any person or persons (other than the persons elected pursuant to this consent) elected or appointed to the Board of Directors of the Company prior to the effective date of this resolution in addition to or in lieu of any of the aforenamed individuals to fill any newly created directorships or vacancy on the Board of Directors of the Company, or otherwise, is hereby removed and the office of each member of the Board of Directors is hereby declared vacant."

         (2) Elect the five (5) persons listed on Appendix C hereto to fill the vacant directorships.

                  "RESOLVED, that the following persons are hereby elected as directors of the Company to fill vacant directorships on the Board of Directors, and to serve until their respective successors are duly elected and qualified:
Dwayne A. Moyers; Jeffrey A. Cummer; William Nelson II; Kyle G. Kennedy; and Alan M. Steinmetz."

         (3) Amend Article XII of the By-laws to prohibit the Board of Directors from amending the By-laws relating to stockholders' rights without the written consent of a majority of stockholders:

                  "RESOLVED, that Article XII of the By-laws be amended by appending to the end of said Article XII the following:

                           ;provided, however, that the Board of Directors shall
have no right or authority and shall not be permitted to alter, amend or repeal any By-law which affects or which would affect, in any way, certain stockholder rights relating to a) the nomination, removal and election of directors, or b) the calling of special meetings by the stockholders without the prior written consent of holders of no less than a majority of the outstanding shares."

         (4) Repeal any changes made to the By-laws subsequent to the Record
Dates:

                  "RESOLVED, that any changes made after the Record Date to the By-laws by the current Board of Directors be rendered null and void and of no further force and effect."

         (5) Amend Article II, Section 2 of the By-laws of the Company by deleting it in its entirety and substituting therefor the language indicated:

                  "RESOLVED, that Article II, Section 2 of the By-laws of the Company be deleted in its entirety and the following be inserted therein in its lieu and stead as Section 2 of Article II:

                            "Special Meetings.  Special meetings of the
stockholders may be called at any time by the Board of Directors or the President of the Corporation or by written consent of a stockholder or stockholders holding of record at least twenty-five percent (25%) of the shares of Common Stock of the Corporation issued and outstanding, such special meeting to be held at such place (within or without the State of Delaware), date and hour as shall be designated in the notice or waiver of notice thereof."

         (6) Repeal Sections 6 and 7 of Article II of the By-Laws and delete said two sections from the By-laws:

                  "RESOLVED, that Sections 6 and 7 of Article II of the By-laws of the Company be rendered null and void and of no further force and effect and that said Sections 6 and 7 be repealed and deleted from the By-laws of the Company."

         (7) Terminate the Rights Agreement dated March 19, 1996 or, in the alternative, amend said agreement so that the triggering point is at a 25% transfer of stock:

                  "RESOLVED, that the Board of Directors shall immediately undertake to terminate that certain Rights Agreement (the "Agreement") dated March 19, 1996, between the Company and American Stock Transfer & Trust Co., as Rights Agent, so that the Agreement shall be rendered null and void, but only to the extent that the termination of such Agreement would not result in the exercisability by any rights holder under the Agreement of any rights held thereunder and/or would not have a negative economic effect on the Company, which determination shall be made by the Board of Directors in their sole reasonable discretion, or, in the alternative, upon the Board's reasonable discretion, provide for an amendment to said Agreement to provide for a threshold for the triggering of the rights set forth in said Agreement to be changed from 15% to 25%."

         See Appendix C for more information about the Committee's Nominees. The Committee proposes that the Nominees, once elected, serve until the next annual meeting of the stockholders and until their successors have been duly elected and qualified. Each of the Committee's Nominees has consented to serve as a director of the Company if elected.

         Of the five Nominees, none is employed or otherwise affiliated with the Company. All of the Nominees are citizens of the United States.

         CMH has agreed to indemnify each of the Nominees against all liabilities, including liabilities under the federal securities laws, in connection with this consent solicitation.

         The accompanying BLUE Consent Card will be voted in accordance with the stockholder's instruction on such BLUE Consent Card. As to the proposals set forth herein, stockholders may consent to an entire proposal or may withhold their consent by marking the proper box on the BLUE Consent Card. If the enclosed BLUE Consent Card is signed and returned and no direction is given, the stockholder will be deemed to have consented to such proposals.

         The Committee seeks the consent of an absolute majority of the Company's issued and outstanding stock in order to act on the Proposals set forth in this Consent Solicitation Statement.

         BROKER NON-VOTES, ABSTENTIONS AND THE FAILURE TO RETURN A SIGNED CONSENT WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT TO THE PROPOSAL.

         The written consent of an absolute majority of the outstanding Common Stock is required to adopt and approve each of the Proposals. According to the Company's most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 there were 7,369,178 shares of Common Stock outstanding as of that date. Each share of Common Stock entitles the holder on the Record Date to one vote on the Proposals. Accordingly, based upon the information known to the Committee, written consents by holders representing 3,684,590 shares of Common Stock will be required to adopt and approve each of the Proposals. Accordingly, each abstention and broker non-vote with respect to any of the Proposals will have the same effect as withholding consent to the adoption of such Proposals.

         If you were a record holder as of the close of business on the Record Date, you may elect to consent to, withhold consent or abstain with respect to each Proposal by marking the "CONSENT", "CONSENT WITHHELD" OR "ABSTAIN" box, as applicable, underneath each such Proposal on the accompanying BLUE Consent Card and signing, dating and returning it promptly in the enclosed postage-paid envelope.

         IF THE STOCKHOLDER WHO HAS EXECUTED AND RETURNED THE CONSENT CARD HAS FAILED TO CHECK A BOX MARKED "CONSENT", "CONSENT WITHHELD" OR "ABSTAIN" FOR ONE OR MORE OF THE PROPOSALS, SUCH STOCKHOLDER WILL BE DEEMED TO HAVE CONSENTED TO SUCH PROPOSAL OR PROPOSALS.

         THE COMMITTEE RECOMMENDS THAT YOU CONSENT TO EACH OF THE PROPOSALS. YOUR CONSENT IS IMPORTANT. PLEASE MARK, SIGN AND DATE THE ENCLOSED BLUE CONSENT CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. FAILURE TO RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT TO THE PROPOSALS.

         If your shares are held in the name of a brokerage firm, bank nominee or other institution, you should contact the person responsible for your account and give instructions for the BLUE Consent Card representing your shares to be marked, signed, dated and mailed. Only that institution can execute a BLUE Consent Card with respect to your shares and only upon receipt of specific instructions from you. The Committee urges you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to the Committee at the address set forth below so that the Committee will be aware of all instructions given and can attempt to ensure that such instructions are followed.



                            THE COMMITTEE TO ENHANCE
                           DATA SYSTEM & SOFTWARE INC.
                                STOCKHOLDER VALUE
                               C/O: Dwayne Moyers
                                3417 Hulen Street
                              Fort Worth, TX 76107

                                 1-800-275-5404
                                Fax: 817-763-5559

                              THE CONSENT PROCEDURE

         Section 228 of the Delaware General Corporation Law (the "DGCL") states that, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. In the case of this Consent Solicitation, written, unrevoked consents of the holders of a majority of the outstanding shares of Common Stock as of the Record Date must be delivered to the Company as described above to effect the actions to which consents are being solicited hereunder. Section 228 of the DGCL further provides that no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by Section 228, written consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner required by Section 228. In order to facilitate prompt adoption of the Proposals the Committee requests that you give your consent by February 20, 1998. The date on which the earliest consent expires is March 9, 1998.

         The Committee intends to tender consents to the Company after it receives the consent of a majority of the outstanding shares of Common Stock of the Company. Following such delivery, in the event the Company disputes the validity of the consents, the Committee intends to file a complaint in the Delaware Court of Chancery seeking relief pursuant to Section 225 ("Section 225") of the DGCL for, among other things, a declaration that the Nominees constitute the duly elected board of the Company. Once sufficient unrevoked and unexpired consents are delivered to the Company to take the actions set forth herein, such consents will not expire, even if Section 225 proceeding extends beyond the expiration date of any such consents.

          THE COMMITTEE CURRENTLY INTENDS TO DELIVER CONSENTS TO THE COMPANY IN THE MANNER REQUIRED BY SECTION 228 OF THE DGCL ONCE THE COMMITTEE HAS DETERMINED THAT VALID AND UNREVOKED CONSENTS REPRESENTING A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF THE COMMON STOCK AS OF THE RECORD DATE HAVE BEEN OBTAINED. WHEN CONSENTS FOR A MAJORITY OF THE COMPANY'S COMMON STOCK HAVE BEEN OBTAINED AND DELIVERED TO THE COMPANY, A STOCKHOLDER WILL BE UNABLE TO REVOKE HIS OR HER CONSENT.

         Section 213(b) of the DGCL provides that the record date for a consent solicitation shall be established by the board of directors of the corporation or, if no record date is so established, shall be the first date on which a signed written consent is delivered to the corporation. On January 7, 1998 certain members of the Committee delivered their signed written consent to the Company thereby establishing the Record Date.

         If actions described herein are taken, the Company will promptly notify the stockholders who have not consented to the actions taken as required by the DGCL.

         Consents may only be executed by stockholders of record at the close of business on the Record Date. The Committee believes that there were 7,369,178 shares outstanding on the Record Date. Therefore, the number of votes necessary to effect the Proposals is 3,684,590 (an absolute majority of 7,369,178). Each share of Common Stock entitles the record holder thereof to cast one vote. The Company's Certificate of Incorporation and By-laws do not provide for cumulative voting.

         Since the Committee must receive consents from a majority of the Company's outstanding shares in order for the Proposals to be adopted, a broker non-vote or direction to withhold authority to vote on the BLUE Consent Card will have the same effect as a "no" vote with respect to the Committee's solicitation.

         BROKER NON-VOTES, ABSTAINING OR NOT RETURNING A SIGNED CONSENT WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT TO THE PROPOSALS. THE COMMITTEE URGES EACH STOCKHOLDER TO ENSURE THAT THE RECORD HOLDER OF HIS OR HER SHARES MARKS, SIGNS, DATES AND RETURNS THE ENCLOSED CONSENT AS SOON AS POSSIBLE.

                    VOTING AND COSTS OF CONSENT SOLICITATION

         Consents will be solicited by mail, telephone, telegram and/or personal solicitation by Members, officers, employees and agents of the Committee. No such person shall receive additional compensation for such solicitation services.

         The Committee anticipates that a total of approximately $250,000 will be spent in connection with the solicitation. Actual expenditures may vary materially from the estimate, however, as many of the expenditures cannot be readily predicted. To date, expenses of approximately $25,000 have been incurred in connection with the solicitation, plus an arrangement for Mr. Steinmetz to receive a fee of $50,000 for his legal services in the event that the Committee is successful in replacing the Board of Directors with its Nominees. The entire expense of preparing, assembling, printing and mailing this Consent Solicitation Statement and any other consent materials and the cost of soliciting consents will initially be borne by the Committee. If the Committee's Nominees are elected, the Committee intends to request reimbursement from the Company for these expenses. This request will not be submitted to a vote of the Company's stockholders. Banks, brokerage houses and other custodians, nominees and fiduciaries may be requested to forward the Committee's solicitation material to the beneficial owners of the shares they hold of record, and the Committee will reimburse them for their reasonable out-of-pocket expenses.

         A consent executed by a stockholder may be revoked at any time before its exercise by submitting a written, dated revocation of such consent covering the same shares. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective and must be executed and delivered prior to the time that the action authorized by the executed consent is taken. The revocation may be delivered to the Committee, c/o Dwayne A. Moyers, 3417 Hulen Street, Ft. Worth, TX 76107. Although a revocation delivered only to the Company will be effective to revoke a previously executed consent, the Committee requests that if a revocation is delivered to the Company, a photocopy of the revocation also be delivered to the Committee, at the address set forth above, so that the Committee will be aware of such revocation.

         YOUR CONSENT IS IMPORTANT. NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN, PLEASE CONSENT TO THE REMOVAL OF THE CURRENT BOARD OF DIRECTORS, THE ELECTION OF THE COMMITTEE'S NOMINEES, THE AMENDMENTS TO THE BY-LAWS AND THE TERMINATION OR AMENDMENT TO THE RIGHTS AGREEMENT BY MARKING, SIGNING, DATING AND MAILING THE ENCLOSED BLUE CONSENT CARD PROMPLY. ONLY YOUR LASTEST DATED CONSENT COUNTS.

                                   APPENDIX A

         The names, business addresses, and number of shares of Common Stock beneficially owned as of the date hereof by each member of the committee are set forth below:

                                COMMITTEE MEMBERS

           ========================================================================================
           NAME AND ADDRESS OF BENEFICIAL OWNER           AMOUNT AND NATURE OF     PERCENT OF CLASS
                                                          BENEFICIAL OWNERSHIP
           ========================================================================================
           Cummer/Moyers Capital Advisors, Inc.                    182,800 (1)                2.48%
           3417 Hulen Street
           Ft. Worth, TX. 76107
           ----------------------------------------------------------------------------------------
           Cummer/Moyers Capital Partners, Inc.                    207,000 (2)                2.81%
           3417 Hulen Street
           Ft. Worth, TX. 76107
           ----------------------------------------------------------------------------------------
           Jeffrey A. Cummer                                         1,800 (3)         less than 1%
           3417 Hulen Street
           Ft. Worth, TX. 76107
           ----------------------------------------------------------------------------------------
           Dwayne A. Moyers                                         11,600 (4)         less than 1%
           3417 Hulen Street
           Ft. Worth TX. 76107
           ----------------------------------------------------------------------------------------
           Cummer/Moyers Holdings, Inc.                             10,000 (5)         less than 1%
           3417 Hulen Street
           Ft. Worth, TX. 76107
           ----------------------------------------------------------------------------------------
           COMMITTEE MEMBERS AS A GROUP                            413,200                    5.61%
           ----------------------------------------------------------------------------------------

         (1) Cummer/Moyers Capital Advisors, Inc. ("CMCA") is a SEC registered investment advisor and has dispositive authority over the shares held in the names of its clients. As such, CMCA is deemed to be the beneficial owner as defined in Rule 13d-3 under the Securities Exchange Act of 1934 of 182,800 shares of common stock of the Company, as set forth in the foregoing table. Mr. Cummer and Mr. Moyers are executive officers and directors of CMCA.

         (2) Cummer/Moyers Capital Partners, Inc. ("CMCP") is the general partner of Investors Strategic Partners I, Ltd., a Texas limited partnership which operates as an investment limited partnership, investing primarily in equity securities ("ISP"). Mr. Cummer and Mr. Moyers, as executive officers and directors of CMCP, have investment and dispositive authority over the shares of common stock of the Company owned by ISP. Additionally, CMCA is an investment advisor to ISP and receives compensation based upon the investment performance results of ISP.

         (3) Mr. Cummer directly owns 1,800 shares of common stock of the Issuer.

         (4) Mr. Moyers owns 11,600 shares of common stock of the Issuer through his IRA.

         (5) Includes 10,000 shares of common stock of the Company held by the Cummer/Moyers Holdings, Inc. Profit Sharing Plan.

                                   APPENDIX B

         The following information describes the Committee Members purchases of Company common stock during the last two years:



CUMMER/MOYERS CAPITAL ADVISORS,  INC.

DATES                                          NUMBER OF SHARES         PRICE

December, 1995                                 183,100                  $4.75 - $7.50


CUMMER/MOYERS CAPITAL PARTNERS, INC.

DATES                                          NUMBER OF SHARES         PRICE

December 29, 1995 - November 12, 1997          207,000                  $4.7375 - $8.75


JEFFREY A. CUMMER

DATES                                          NUMBER OF SHARES         PRICE

November 25, 1997                              1,800                    $5.125


DWAYNE A. MOYERS

DATES                                          NUMBER OF SHARES         PRICE

December 28, 1995 - July, 7 1997               11,600                   $4.8661 - $7.50


CUMMER/MOYERS HOLDINGS, INC.

DATES                                          NUMBER OF SHARES         PRICE

March 15, 1996 - June 13, 1997                 10,000                   $5.00 - 6.625

                                   APPENDIX C

                            THE COMMITTEE'S NOMINEES

         The following sets forth information about the Nominees and their five years business experience:

         DWAYNE A. MOYERS (29) is Vice President and a director of Cummer/Moyers Holdings, Inc. and its subsidiaries: Cummer/Moyers Capital Advisors, Inc., Cummer/Moyers Capital Partners, Inc. and Cummer/Moyers Securities, Inc. (collectively "CMH"). He is also a principal stockholder of CMH. CMH, through it's subsidiaries, is an investment management and securities brokerage firm registered with the National Association of Securities Dealers and the Securities and Exchange Commission. Mr. Moyers is principally responsible for the investment oversight of approximately $150,000,000 of CMH clients' assets. Mr. Moyers has served in these capacities since the formation of these entities in July 1997. Prior to joining CMH, Mr. Moyers served as an investment representative with Investment Management & Research, Inc., a subsidiary of Raymond James Financial, Inc. since 1991.

         JEFFERY A. CUMMER (40) is President and a director of Cummer/Moyers Holdings, Inc. and its subsidiaries; Cummer/Moyers Capital Advisors, Inc., Cummer/Moyers Capital Partners, Inc. and Cummer/Moyers Securities, Inc. (collectively "CMH"). He is also a principal stockholder of CMH. Mr. Cummer is principally responsible for the investment oversight of approximately $150,000,000 of CMH clients' assets. Mr. Cummer has served in these capacities since the formation of these entities in July 1997. Prior to joining CMH, Mr. Cummer served in the capacity of registered principal and branch manager with Investment Management & Research, Inc., a subsidiary of Raymond James Financial, Inc. since 1989.

         KYLE G. KENNEDY (39) has served as the president and principal stockholder of Kennedy & Associates, a company engaged as a manufacturers marketing representative for various sporting good products since August 1995. Prior to establishing Kennedy & Associates, Mr. Kennedy served as Executive Vice President of Quality Products, Inc. where he was in charge of sales and marketing from April, 1993 until August, 1995. Prior to joining Quality Products, Inc., Mr. Kennedy was engaged in the securities business and served as Senior Vice President of Merchants Investment Center, Inc. from August 1991 to April 1993; Senior Vice President of Robert Thomas Securities, Inc. from January 1990 until August 1991; and as a Vice President of Shearson, Lehman Hutton, Inc. from September 1988 until January 1990.

         WILLIAM NELSON II (73) is currently a semi-retired private investor and holds no shares in the company. He has been a securities broker and options principal of Coleman & Co. from June 1996 to June 1997, Lensco Private Ledger from March 1996 to May 1996, and Hermitage Capital from July 1987 to December 1993. He owned Nelson Investment Co., a registered securities broker-dealer, from August 1994 to August 1995.

         ALAN M. STEINMETZ (38) is an independent real estate and securities transactional attorney practicing law in New York, New York and holds no shares in the Company. He is a member of the Bar in the states of New York, New Jersey and Connecticut. Mr. Steinmetz has served as Vice President and General Counsel for several real estate companies since 1991, having had principal responsibility for over 4 million square feet of office space and more than 4,000 apartment units in the metropolitan New York area. Mr. Steinmetz will serve as a director and may be retained professionally to coordinate and supervise the Company's securities compliance and litigation. Once the change in control is complete, Mr. Steinmetz may also be retained by the Company to provide ongoing legal advice and services. Mr. Steinmetz has advised the Committee and will be paid by the Committee for his professional time and expenses through the completion of the Committee's efforts to remove and replace the incumbent Board of Directors. However, the Committee may seek reimbursement from the Company for such expenses.

         All Nominees have agreed to serve in the capacity of Director if elected pursuant to the proposals contained herein.

                                   APPENDIX D

                DESCRIPTION OF THE "POISON PILL" RIGHTS AGREEMENT

         The following summary was taken from the Company's Registration Statement or Form 8-A dated March 26, 1996 and is provided herein as a reference for stockholders.

         On March 19, 1996, the Board of Directors of Data Systems & Software Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of common stock, par value $.01 per share, of the Company ("Common Stock"). The dividend is payable to holders of record of Common Stock at the close of business on April 1, 1996. Except as described below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company one-half of one share of Common Stock at a price of $15.00 (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer & Trust Co., as Rights Agent.

         Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificate will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement that, subject to certain exceptions set forth in the Rights Plan, a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date") or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of Common Stock. Until the Distribution Date, (i) the rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after March 19, 1996 or new issuances will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on March 19, 2006, unless earlier redeemed or extended by the Company as described below.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Shares of Common Stock issued after the Distribution Date will be issued with Rights if such shares are issued pursuant to the exercise of stock options or under an employee benefit plan, or upon the conversion of securities issued after adoption of the Rights Agreement. Except as otherwise determined by the Board of Directors, no other shares of Common Stock issued after the Distribution Date will be issued with Rights.

         In the event a Person becomes an Acquiring Person (unless such acquisition is made pursuant to a tender or exchange offer for all outstanding shares of the Company, at a price determined by a majority of the independent Directors of the Company who are not representatives, nominees, Affiliates or Associates of an Acquiring Person, after receiving advice from one or more investment banking firms, to be fair and otherwise in the best interest of the Company and its stockholders), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company), having equal value to two times the Exercise Price of the Right. The Exercise Price is the Purchase Price times the number of shares of Common Stock associated with each Right (initially, one-half of one share). Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

         In the event that following the Stock Acquisition Date, (i) the Company is acquired in a merger or consolidation in which the Company is not the surviving corporation (other than a merger that follows a tender offer determined to be fair to the stockholders of the Company, as described in the preceding paragraph) or (ii) 50% or more of the Company's assets or earning power is old or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise of the Right, common stock of the acquiring company having value equal to two times the Exercise Price of the Right.

         The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or subdivision, combination or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for Common Stock or convertible securities at less than the then current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Common Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

         At any time until 10 days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of one-half of a cent per Right. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price. The foregoing notwithstanding, the Rights generally may not be redeemed for one hundred eighty
(180) days following a change in a majority of the Board as a result of a proxy contest.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company as set forth above.

         Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interest of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement, provided such shortening or lengthening is for the purpose of enhancing the benefits of the Rights. The foregoing notwithstanding, no amendment shall be made prior to the Distribution Date if at such time the Rights are not redeemable.

         As of March 15, 1996, there were 7,253,453 shares of common Stock of the Company outstanding and 339,362 shares of Common Stock of the Company held in treasury. As of March 15, 1996, options and warrants to purchase 1,760,442 shares of Common Stock were outstanding. Each share of Common Stock of the Company outstanding at the close of business on April 1, 1996, received one Right. So long as the Rights are attached to the Common Stock, one additional Right (as such number may be adjusted pursuant to the provisions of the Rights Agreement) shall be deemed to be delivered for each share of Common Stock issued or transferred by the Company in the future. In addition, following the Distribution Date and prior to the expiration or redemption of the Rights, the Company may issue Rights when it issues Common Stock only if the Board deems it necessary or appropriate, or in connection with the issuance of shares of Common Stock pursuant to the exercise of stock options or under employee plans or upon the exercise, conversion or exchange of certain securities of the Company.

         The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company in a manner which causes the Rights to become discount Rights unless the offer is conditional on a substantial number of Rights being acquired. The Rights, however, should not affect any prospective offeror willing to make an offer at a fair price and otherwise in the best interests of the Company and its stockholders as determined by a majority of the Directors who are not affiliated with the person making the offer, or willing to negotiate with the Board. The Rights should not interfere with any merger or other business combination approved by the Board since the Board may, at its option, at any time until ten days following the Stock Acquisition Date redeem all but not less than all the then outstanding Rights at the Redemption Price.

                                   APPENDIX E

The following sets forth the current Article II, Section 2 of the Company's By-laws and Article II, Section 2 of the Company's By-laws as proposed by the Committee under Proposal 5:

Article II, Section 2 currently:

Section 2. Special Meetings. Special meetings of the stockholders may be called at any time by the Board or the President of the Corporation, and may not be called by any other person or persons. Any such special meeting shall be held at such place (within or without the State of Delaware), date and hour as shall be designated in the notice or waiver of notice thereof.

Article II, Section 2 as proposed by the Committee under Proposal 5:

Special Meetings. Special meetings of the stockholders may be called at any time by the Board of Directors or the President of the Corporation or by written consent of a stockholder or stockholders holding of record at least twenty-five percent (25%) of the shares of Common Stock of the Corporation issued and outstanding, such special meeting to be held at such place (within or without the State of Delaware), date and hour as shall be designated in the notice or waiver of notice thereof.

The following sets forth the current Article II, Sections 6 and 7 of the Company's By-laws which were added by the Board of Directors in December 1994 and the Committee is proposing to delete under Proposal 6:

         Section 6. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors; provided, however, that the following procedures shall not apply to the nomination of persons for election as directors by vote of any class or series of preferred stock of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation at the annual meeting may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors or by any common stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 6. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders and the meeting is held on a day which is not within five calendar days of the date on which the prior year's meeting was held, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving notice (i) the name and record address of the stockholder and (ii) the class series and number of shares of capital stock of the corporation which are beneficially owned by the stockholder. Such notice shall be accompanied by the executed consent of each nominee to serve as a director if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation by the holders of the Common Stock of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting, and the defective nomination shall be disregarded.

         Section 7. Advance Notification of Business to be Transacted at Stockholder Meetings. To be properly brought before the annual or any special stockholders' meeting, business must be either (a) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual or any special stockholders' meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholders notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders and the meeting is held on a day which is not within five calendar days of the date on which the prior year's meeting was held, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs; provided, further, however, that this Section 7 shall not apply to any special meeting of stockholders where only the holders of one or more classes or series of preferred stock of the Corporation are entitled to vote. Such stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.

         Except as otherwise provided in this Section 7, no business shall be conducted at the annual or any special meeting except in accordance with the procedures set forth in this Section 7, provided, however, that nothing in this
Section 7 shall be deemed to preclude discussion by any stockholder of any business properly brought before the meeting. The officer of the Corporation presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 7, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                  CONSENT CARD

                          DATA SYSTEMS & SOFTWARE INC.
               CONSENT OF STOCKHOLDERS TO ACTION WITHOUT A MEETING
                          THIS CONSENT IS SOLICITED BY
     THE COMMITTEE TO ENHANCE DATA SYSTEMS & SOFTWARE INC. STOCKHOLDER VALUE

         The undersigned, a stockholder of record of DATA SYSTEMS & SOFTWARE INC. ("DSSI" or the "Company"), hereby consents pursuant to Section 228 of the Delaware General Corporation Law, with respect to the number of shares of Common Stock, par value $.01 per share, of the Company held by the undersigned, to each of the following actions without a prior notice and without a vote as more fully described in the Committee's Consent Solicitation Statement (receipt thereof is hereby acknowledged).

THE COMMITTEE STRONGLY RECOMMENDS THAT ALL STOCKHOLDERS CONSENT TO THE FOLLOWING
PROPOSALS:
--------------------------------------------------------------------------------
PROPOSAL ONE: Remove the members of the Board of Directors pursuant to the resolutions set forth in the Consent Statement. (the "Morgenstern Directors"):

                                  FOR REMOVAL:
                               George Morgenstern
                                 Sheldon Krause
                               Harvey Eisenberger
                                   Robert Kuhn
                                  Samuel Fogel
                                  Maxwell Raab
                                  Allen Schiff

         (  )  CONSENT     (  )  CONSENT WITHHELD      (  )  ABSTAIN

         To withhold consent to the removal of a Morgenstern Director, specify the Morgenstern Director or Directors in the following space:


PROPOSAL TWO: Elect the following five persons listed below to fill the newly created directorships (the "Nominees"):

                                  FOR ELECTION:
                                Dwayne A. Moyers
                                Jeffrey A. Cummer
                                William Nelson II
                                 Alan Steinmetz
                                 Kyle G. Kennedy

         (  )  CONSENT      (  )  CONSENT WITHHELD     (  )  ABSTAIN

         To withhold consent to the election of a proposed Nominee, specify the Nominee in the following space:


PROPOSAL THREE: Add an amendment to the By-laws pursuant to the resolutions set forth in the Consent Solicitation Statement which prohibits the Board of Directors from making certain changes to the By-laws without the prior written consent of holders of no less than a majority of the then outstanding shares:

         (  )  CONSENT      (  )  CONSENT WITHHELD     (  )  ABSTAIN


PROPOSAL FOUR: Repeal any changes made to the By-Laws subsequent to the Record Date of the Consent Solicitation Statement:

         (  )  CONSENT      (  )  CONSENT WITHHELD     (  )  ABSTAIN

PROPOSAL FIVE: Amend Article II, Section 2 of the By-laws of the Company by deleting it in its entirety and substituting therefor the following: "Special Meetings. Special meetings of the stockholders may be called at any time by the Board of Directors or the President of the Corporation or by written consent of a stockholder or stockholders holding of record at least 25% of the shares of Common Stock of the Corporation issued and outstanding, such special meeting to be held at such place (within or without the State of Delaware), date and hour as shall be designated in the notice or waiver of notice thereof:"

         (  )  CONSENT          (  )  CONSENT WITHHELD        (  )  ABSTAIN

PROPOSAL SIX: Repeal Article II, Sections 6 and 7 of the By-laws to restore certain stockholder's rights which are normal pursuant to the Delaware General Corporation Law:

         (  )  CONSENT          (  )  CONSENT WITHHELD        (  )  ABSTAIN

PROPOSAL SEVEN: Terminate the Rights Agreement (poison pill) dated March 19, 1996 or, in the alternative, increase the triggering point to a twenty-five (25%) transfer of the Common Stock of the Company:

         (  )  CONSENT          (  )  CONSENT WITHHELD        (  )  ABSTAIN


--------------------------------------------------------------------------------

     PLEASE ACT PROMPTLY. YOUR CONSENT MUST BE DATED AND SIGNED TO BE VALID.

         Dated:__________________________

         Signature:_______________________________________

         Signature (if jointly held):_____________________

         Title or Authority
         (if applicable):  ___________________________________________

         Number of Shares:  __________________________________________

         Please sign exactly as your name appears hereon. If your shares are registered in more than one name, the signature of all such persons should be provided. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. Trustees, guardians, executors, and administrators should sign in their official capacity. If shares are held in a partnership, please have the authorized persons sign on behalf of the partnership. The consent card votes all shares in all capacities.

         PLEASE MARK, SIGN AND DATE THIS CONSENT CARD BEFORE MAILING THIS CONSENT IN THE ENCLOSED ENVELOPE. IF NO BOX(ES) ARE MARKED WITH RESPECT TO ANY OF THE PROPOSALS, THE ABOVE SIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL AS SET FORTH ABOVE.




                           ( apply broker label here )